Exhibit 10.25

AMERICAN CRYSTAL SUGAR COMPANY

2005 LONG TERM INCENTIVE PLAN

American Crystal Sugar Company, a Minnesota agricultural cooperative corporation, established the American Crystal Sugar Company Long Term Incentive Plan (the “Plan”) in order to provide incentive awards through deferred compensation to certain key employees of American Crystal Sugar Company, effective January 1, 2005.  American Crystal Sugar Company determined that it is in its interest to provide certain key employees with financial incentives to reward the employees for their performance and to encourage long term commitment to employment with the Company.  These financial incentive awards shall be determined under the terms of this Plan.

ARTICLE 1

DEFINITIONS

Section 1.1                                      Definitions.  When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

“Board of Directors” or “Board” means the Board of Directors of American Crystal Sugar Company, and any committee of the Board of Directors to which the Board delegates authority under this Plan.

“Change of Control” means:

(a)                                  The purchase or other acquisition by any one person, or more than one person acting as a group, of stock of the Company that, together with stock held by such person or group, constitutes more than 85% of the total combined value or total combined voting power of all classes of stock issued by the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than 85% of the total combined value or total combined voting power of such stock, the acquisition of additional stock by the same person or persons shall not be considered a Change of Control;

(b)                                 The shareholders of the Company approve a reorganization, merger or consolidation, in each case with respect to which persons who were shareholders of the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 85% of the total combined value or total combined voting power of all classes of securities issued by the surviving corporation for the election of such surviving corporation’s directors;

(c)                                  The purchase or other acquisition by any one person, or more than one person acting as a group, of more than 85% of the total gross value of the assets of the Company during the twelve-month period ending on the date of the most recent purchase or other acquisition by such person or persons.  For purposes of this definition, “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets.

In all cases, the determination of whether a Change of Control has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the American Crystal Sugar Company.

“Deferred Compensation Account” means the account established for a Participant to which the value of an Incentive Award may be allocated pursuant to Section 3.5(a).

“Disability” shall have the meaning set forth in Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

“Incentive Award” means a financial award made by the Board to a Participant under this Plan as described in Sections 3.4 and 3.5.

“Participant” means any employee or individual described in Section 2.1.  “Participant’s Beneficiary” has the meaning set forth in Section 8.3.

“Phantom Stock” means the unit of measurement used to value Incentive Awards pursuant to Section 3.5(b).  The value of a share of Phantom Stock shall be equal to the value of a share of the Preferred Stock of the Company as determined in Section 7.1.

“Plan” means the American Crystal Sugar Company Long Term Incentive Plan, as set forth herein, including any amendments hereto, which is maintained by the Company primarily for the purpose of providing financial incentives for certain key employees.

“Plan Year” means the given fiscal year of the Company for which Incentive Awards are available.  Specific Plan Years shall be designated by the specific fiscal year in question.

“Retirement” means termination of employment on or after the date that will enable the Participant to be eligible to receive an early or normal retirement benefit under the Company’s Retirement Plan A.

“Separation of Service” shall, effective January 1, 2005, have the meaning set forth in Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

“Trust” means the Rabbi Trust established by the Company and into which funds allocated under this Plan are paid.

ARTICLE 2

PARTICIPATION

Section 2.1                                      Eligibility.  The employees of the Company who are eligible to become Participants in the Plan are the Chief Executive Officer of the Company, officers of the Company who have attained the level of a Vice President or above and any other employees of the Company who are determined by the Board to be eligible to become Participants in the Plan.  Participants must be employees of the Company for the entire Plan Year to be eligible to receive an Incentive Award for that Plan Year; provided, however the Board shall have the discretion to award Incentive Awards on a pro rata basis to Participants who become eligible during a Plan Year.

ARTICLE 3

DETERMINATION OF INCENTIVE AWARDS

Section 3.1                                      Approval of Long Term Objectives; Weighting.  Prior to the end of the first quarter of each fiscal year, the Board shall review and approve the goals and long term objectives for the Participants (the “Long Term Objectives”) and each such Long Term Objective shall be assigned a percentage weighting that indicates the relative importance the Board places on such Long Term Objective (the “Weighting”).  The total cumulative Weighting for all Long Term Objectives shall equal 100%.  The Long Term Objectives and the specific Weighting applied to each, shall be used by the Board to determine any Incentive Awards that may be awarded to the Participants for that Plan Year.  Each Long Term Objective and the Weighting assigned to it shall be in effect for the entire Plan Year, unless otherwise modified by the Board.

Section 3.2                                      Target Award Opportunity Percentage.  The amount of each Participant’s total potential Incentive Award shall be based on:  (a) the collective performance level of the Participants for that Plan Year as determined by the Board and (b) a percentage of his or her base compensation at the end of a Plan Year.  The percentage of base compensation intended to be available as an Incentive Award under the Plan shall range from 0% to 40% for Vice Presidents and other Participants, and 0% to 80% for the Chief Executive Officer.  At “target” performance levels, the Incentive Award shall be 20% of base compensation for Vice Presidents and other Participants, and 40% of base compensation for the Chief Executive Officer (the “Target Award Opportunity Percentage”).

Section 3.3                                      Collective Rating for each Long Term Objective.  Within 90 days of the conclusion of a Plan Year, the Board shall determine the collective performance of the Participants relative to each Long Term Objective for the previous Plan Year (the “Performance Rating”).  The Board shall establish the Performance Rating for the Plan Year based on the collective performance of all of the Participants (all of the Participants as a single group) for each Long Term Objective on a sliding scale consistent with the following ratings:

Unacceptable	=	0
Threshold	=	1
Target	=	2
Outstanding	=	3

The Board may establish its Performance Rating at any point between the range of zero to three (for example, the rating may be 2.25).  The Performance Rating for each Long Term Objective shall be multiplied by the Weighting for that objective to determine a weighted performance rating for each Long Term Objective.  An overall weighted performance rating for the Participants shall then be determined by adding the weighted performance rating for each of the Long Term Objectives (the “Overall Weighted Performance Rating”).  The Overall Weighted Performance Rating shall be used for calculating the Incentive Award as provided in Section 3.4 of the Plan.

Section 3.4                                      Award Value Formula.  The value of the Incentive Award for each Participant shall be based on the following formula (the “Award Value Formula”):

(P-1) x T x BC = Incentive Award

The above referenced letters are defined as follows:

P	=	Overall Weighted Performance Rating
T	=	Target Award Opportunity Percentage
(20% for Vice Presidents and 40% for CEO)
BC	=	Base Compensation at end of Plan Year

An example of an Incentive Award for a Vice President with base compensation at the end of the Plan Year of $150,000, a Target Award Opportunity Percentage of 20%, and an Overall Weighted Performance Rating of 2.25 will be:

(2.25 -1) x 20% x $150,000 = $37,500

Section 3.5                                      Form of Incentive Awards.  The Incentive Awards for the Participants for a Plan Year may be granted, at the Board’s discretion, as follows:

(a)                                  An amount equal to the value of the Incentive Award may be allocated to the Participant’s Deferred Compensation Account in this Plan, and paid to the Trust, for the benefit of the Participant;

(b)                                 Phantom Stock may be allocated to the Participant in an amount equal to the value of the Incentive Award; or

(c)                                  A combination of allocations to the Participant’s Deferred Compensation Account in this Plan and Phantom Stock allocations may be made to the Participant in an amount equal to the value of the Incentive Award.

The form of the grant of the Incentive Award for a given Plan Year shall be determined by the Board and shall be in the same form for each Participant.

ARTICLE 4

DEFERRED COMPENSATION ALLOCATIONS

Section 4.1.                                   Incentive Awards.  As provided in Section 3.5, the Board shall have the authority to grant Incentive Awards to the Participants by allocating the value of the Incentive Awards to a Deferred Compensation Account and paying such amount to the Trust for the benefit of the Participant.  Unless otherwise determined by the Board, the allocation to each Participant’s Deferred Compensation Account shall vest over a three-year period, with one-third (1/3) of the allocation vesting at the end of the first fiscal year following the Plan Year to which the Incentive Award relates, one-third (1/3) vesting at the end of the second fiscal year following the Plan Year to which the Incentive Award relates, and the final one-third (1/3) vesting at the end of the third fiscal year following the Plan Year to which the Incentive Award relates.  Notwithstanding the foregoing, the following special rules shall apply:

(a)                                  In the event of the Participant’s death, any unvested allocations to the Participant’s Deferred Compensation Account shall immediately vest;

(b)                                 In the event of the Participant’s Disability or Retirement, any unvested allocations to the Participant’s Deferred Compensation Account shall continue to vest on the three-year schedule set forth in this Article 4; and

(c)                                  In the event of the Participant’s Separation of Service for any reason other than death, Disability or Retirement, any unvested allocations to the Participant’s Deferred Compensation Account shall be forfeited and the Participant shall have no further claim with respect to such forfeited allocations.

(d)                                 In the event the Board determines that the Participant is no longer eligible to participate in the Plan, the Board may, in its sole discretion, provide that any unvested allocations to the Participant’s Deferred Compensation Account shall be forfeited and the Participant shall have no further claim with respect to such forfeited allocations.

Allocations to a Participant’s Deferred Compensation Account that are vested shall be distributed to the Participant pursuant to Article 6 of this Plan.  Allocations shall be subject to such terms and conditions, in addition to the terms and conditions set forth in this Plan, as the Board shall determine.  Any allocations which are forfeited as provided in Sections 4.1(c) and 4.1(d) above shall be used to reduce the payments that the Company would otherwise make to the Trust under this Plan.

ARTICLE 5

PHANTOM STOCK

Section 5.1                                      Phantom Stock Awards.  As provided in Section 3.5, the Board shall have the authority to grant Incentive Awards to Participants in the form of shares of Phantom Stock, with such shares of Phantom Stock having a value equal to the Incentive Award at the time it is granted to the Participant.  The shares of Phantom Stock shall be valued pursuant to Article 7 of this Plan as of the end of the Plan Year to which the Incentive Award relates.  Such shares of Phantom Stock shall be subject to the terms and conditions set forth in this Plan and any other terms and conditions that the Board shall determine.  The Board may award fractional shares of Phantom Stock.  Unless otherwise determined by the Board, the shares of Phantom Stock granted to a Participant for a Plan Year shall vest over a three-year period, with one-third (1/3) of the shares of Phantom Stock vesting at the end of the first fiscal year following the Plan Year to which the Incentive Award relates, one-third (1/3) vesting at the end of the second fiscal year following the Plan Year to which the Incentive Award relates, and the final one-third (1/3) vesting at the end of the third fiscal year following the Plan Year to which the Incentive Award relates.  Notwithstanding the foregoing, the following special rules shall apply:

(a)                                  In the event of the Participant’s death, any unvested shares of Phantom Stock shall immediately vest and shall be distributed as provided in Section 6.5 of this Plan;

(b)                                 In the event of the Participant’s Disability or Retirement, any unvested shares of Phantom Stock shall continue to vest on the three-year schedule set forth in this Article 5; and

(c)                                  In the event of the Participant’s Separation of Service for any reason other than death, Disability or Retirement, any unvested shares of Phantom Stock shall be forfeited and the Participant shall have no further claim with respect to such forfeited shares.

(d)                                 In the event the Board determines that the Participant is no longer eligible to participate in the Plan, the Board may, in its sole discretion, provide that any unvested shares of Phantom Stock shall be forfeited and the Participant shall have no further claim with respect to such forfeited shares of Phantom Stock.

Such shares of Phantom Stock shall be subject to such terms and conditions, in addition to the terms and conditions set forth in this Plan, as the Board shall determine.

ARTICLE 6.

DISTRIBUTION

Section 6.1                                      Separation of Service.  In the event of a Participant’s Separation of Service with the Company for any reason other than death, Disability or Retirement, the Participant shall cease to be a Participant in the Plan as of the date of such Separation of Service, and the entire value of the vested shares of the Participant’s Phantom Stock and the vested portion of the Participant’s Deferred Compensation Account shall be distributed to the

Participant pursuant to Section 6.4.  The value of the vested shares of Phantom Stock and the vested portion of the Deferred Compensation Account at the time of distribution shall be determined in the manner described in Article 7 of the Plan.  Any unvested shares of the Participant’s Phantom Stock or any unvested portion of the Participant’s Deferred Compensation Account shall be forfeited as provided in Articles 4 and 5 of the Plan.

Section 6.2                                      Death.  In the event of a Participant’s death, the entire value of the vested shares of the Participant’s Phantom Stock and the vested portion of the Participant’s Deferred Compensation Account shall be distributed to the Participant’s Beneficiary pursuant to the method of distribution previously elected by the Participant pursuant to Section 6.4.  If no schedule has been elected, such amounts shall be paid to such Beneficiary in one lump sum payment as soon as feasible after the Participant’s death.  The value of the vested shares of Phantom Stock and the vested portion of the Deferred Compensation Account at the time of distribution shall be determined in the manner described in Article 7 of the Plan.

Section 6.3                                      Disability or Retirement.  In the event of a Participant’s Separation of Service due to Disability or Retirement, the Participant shall cease to be a Participant in the Plan as of the date of such Separation of Service, and the entire value of the vested shares of the Participant’s Phantom Stock and the vested portion of the Participant’s Deferred Compensation Account shall be distributed to the Participant pursuant to Section 6.4, and allocations to the Participant’s Deferred Compensation Account or shares of Phantom Stock that become vested pursuant to Section 4.1 and Section 5.1, respectively, shall be distributed according to the method of distribution in effect at the time of the Participant’s Separation of Service.  The value of the vested shares of Phantom Stock and the vested portion of the Participant’s Deferred Compensation Account at the time of distribution shall be determined in the manner described in Article 7 of the Plan.

Section 6.4                                      Distribution Requirements.

(a)                                  Payment to or on behalf of a Participant shall be made in one of the following methods as elected by the Participant:

(i)                                     one lump sum payment; or

(ii)                                  equal annual installments over a period not to exceed ten (10) years provided that the Company, at its discretion, may elect to distribute the remaining balance at any time.

If the Participant does not elect a method of distribution, payment shall be made in one lump sum payment.  Upon payment, the Participant shall have no further interest in the Phantom Stock or Deferred Compensation Account that has been distributed, and the Participant shall have no further right to any increase in the value of the Phantom Stock or Deferred Compensation Account.  A Participant’s election under this Section 6.4 shall not be effective until one year after the election and, if such election revokes a prior distribution election, payment shall made or commence only as permitted by Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.  Further, in no event will any election under this Section 6.4 be effective if it precedes the Participant’s Separation of Service with the Company by less than one year.

(b)                                 The Company shall have the right to deduct from all Incentive Awards made pursuant to the Plan any federal or state taxes required by law to be withheld with respect to such payments.

(c)                                  Notwithstanding any other provision of the Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that an amount awarded under the Plan, but not yet distributed to a Participant, is includable in the gross income of a Participant and subject to tax, the Board may, in its sole discretion, permit a lump sum cash distribution of an amount equal to the amount determined to be includable in the Participant’s gross income.  Further, distributions made pursuant to this Section 6.4 shall comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

Section 6.5                                      Profit Payments.  Each Participant shall be eligible to receive an annual profit payment, determined in accordance with this Section 6.5, for each vested share of Phantom Stock held by the Participant under the Plan.  The annual profit payments payable to or on behalf of a Participant shall be paid by the Company to the Participant, or the Participant’s Beneficiary, at the end of each fiscal year unless the Participant has made an election to defer the payments on forms provided by the Company.  If such an election has been made, no profit payments shall be paid directly to the Participant or the Participant’s Beneficiary under this Section 6.5, but shall be allocated to the Participant’s Deferred Compensation Account and paid to the Trust for the benefit of the Participant.  The amount of each profit payment per share of Phantom Stock shall be equal to the difference between the average gross beet payment per acre net of unit retains and the average cost of production (as established by the Board and based upon reputable cost surveys) for the most recent year for which data is available.  Profit payments shall be made on the same schedule and with the same adjustments and partial payouts as beet payments are made to the Company’s shareholders.

Section 6.6                                      Unit Retain Payments.  Each Participant shall be eligible to receive an annual unit retain payment as determined by the Company and subject to this Section 6.6.  The annual unit retain payment payable to or on behalf of a Participant shall be paid by the Company to the Participant, or the Participant’s Beneficiary, unless the Participant has made an election to defer the payments on forms provided by the Company.  If such an election has been made, no unit retain payment shall be paid to the Participant or the Participant’s Beneficiary under this Section 6.6, but shall be allocated to the Participant’s Deferred Compensation Account and paid to the Trust.  The amount of each unit retain payment shall be equal to the amount subtracted from the gross beet payment per acre for unit retains used in the calculation of the profit payments in Section 6.5.  Each such unit retain payment shall be determined during the fiscal year of the Company as may correspond to the revolvement cycle, if any, for the Company’s preferred shareholders; it being the intention that the amount of unit retains payment to be paid to Participants will be paid on the same schedule as unit retains are revolved to the Company’s preferred shareholders.  The Company’s current unit retain revolvement cycle is seven years, but is subject to change at the discretion of the Company.

Section 6.7                                      Change of Control.

(a)                                  Notwithstanding anything in this Plan to the contrary, upon the effective date of a Change of Control, all shares of Phantom Stock and all allocations to Participants’ Deferred Compensation Account shall become immediately vested.  The value of such shares of Phantom Stock and Deferred Compensation Accounts as of the effective date of the Change of Control shall be determined in accordance with Article 7 and shall be paid to Participants in a lump sum, in cash, on the effective date of such Change of Control or, if later, on the same date as the consideration is paid in the Change of Control transaction.

(b)                                 In the event the Company determines that this Plan is subject to the limitations of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, and the regulations issued thereunder and that payment to the Participant would constitute an “excess parachute payment” as defined in Code Section 280G, the Participant shall have the right to designate those change of control benefits which would be reduced or eliminated so that the Participant will not receive a “parachute payment.”  For purposes of this Section 6.7(b), “change of control benefits” shall include any payment, benefit or transfer of property in the nature of compensation paid to or for the benefit of the Participant under any arrangement which is considered contingent on a Change of Control for purposes of Code Section 280G, including, without limitation, any and all of the Company’s salary, bonus, incentive, compensation or benefit plans, programs or other arrangements, and shall include benefits payable under this Plan.

ARTICLE 7

VALUATION

Section 7.1                                      Valuation of Phantom Stock.  The value of a share of Phantom Stock shall be equal to the prevailing market value of the Company’s Preferred Stock, as determined by the Board based upon available information from third party sources.  The Board shall determine the value of a share of Phantom Stock at the end of each Plan Year for purposes of valuing the Incentive Awards to Participants for that Plan Year.  The Board shall also determine the value of a share of Phantom Stock as of the date of any distribution under the Plan for purposes of making the distribution.

Section 7.2                                      Election to Convert Phantom Stock.  A Participant may, at any time following the vesting of any or all of his or her Phantom Stock, make an irrevocable election to convert the value of such Phantom Stock to a cash amount at the prevailing market value of the Company’s Preferred Stock.  The Board shall determine the value of a share of Phantom Stock under the Plan for purposes of such conversion.  If the Participant makes such an election, such cash amount shall be credited to the Participant’s Deferred Compensation Account.

Section 7.3                                      Valuation of Deferred Compensation Account.

(a)                                  The Participant may invest amounts credited to his Deferred Compensation Account among the available investment options established by the Company.  The Participant may change his or her investment allocation by submitting a written request to the Company on such form and at such times as determined by the Company.  Such changes shall become effective as soon as administratively feasible after the Company receives such written request.  Although the Company intends to invest the cash amount according to the Participant’s requests, it reserves the right to invest such amount without regard to such requests.

(b)                                 Each Participant’s Deferred Compensation Account shall be valued as of the last day of each Plan Year and as of such other dates as are selected by the Company.  Such valuation shall reflect the aggregate amounts credited to the Deferred Compensation Account pursuant to Section 4.1, Section 6.5, Section 6.6 or Section 7.2 of the Plan and any earnings or losses credited to the Participant’s Deferred Compensation Account based upon the earnings or losses of the investment options applicable to the Participant’s Deferred Compensation Account pursuant to this Section 7.3.

(c)                                  An investment option made available under this Section 7.3 may include any option available under the Plan subsequent to January 1, 2005, such as investment at a fixed rate, including a prime or reference rate identified by the Company.  Accordingly, even if amounts are invested in the Participant’s name under the Trust in a manner consistent with election of that investment, the amount of earnings or losses credited to the portion of the Participant’s Deferred Compensation Account covered by that investment option election shall be determined under the terms of the investment option, even if those terms would produce a greater rate of return than an actual investment under the Trust.  This may occur when the investment option has a fixed rate that is greater than the rate of return of a fixed rate investment provided under the Trust.

(d)                                 Earnings under the fixed rate investment option of this Plan shall be credited on the date the Participant’s Deferred Compensation Account is valued.  For purposes of crediting those earnings as of such date, all amounts credited to the Deferred Compensation Account since the prior valuation date will be treated as having been credited as of the prior valuation date.

ARTICLE 8

NON-TRANSFERABILITY

Section 8.1                                      Anti-Alienation of Phantom Stock.  Amounts credited to the Participant’s Deferred Compensation Account and shares of Phantom Stock granted to a Participant, and any rights and privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 8.2                                      Incompetent Participants.  If any person entitled to an Incentive Award under the Plan has been declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any distribution under the Plan to which the person is entitled shall be paid to such conservator or other person legally charged with the care of the person or his or her estate.  Except as provided above, when the Company has determined that such person is unable to manage his or her affairs, the Company may provide for such distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person.  Any such distribution shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

Section 8.3                                      Designated Beneficiary.  In the event of a Participant’s death prior to the distribution of any amounts payable under the Plan, the payment of any amounts on behalf of the Participant under the Plan shall be made to the Participant’s Beneficiary designated on a form provided to the Participant by the Company (the “Participant’s Beneficiary”).  If no such beneficiary has been designated, payments shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of the Participant’s death, would be entitled to share in the distribution of such deceased Participant’s personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

ARTICLE 9

ADMINISTRATION OF THE PLAN

Section 9.1                                      Administrator.  The administrator and named fiduciary of the Plan shall be the Company.

Section 9.2                                      Authority of Administrator.  The Company shall have authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to temporarily suspend the Plan, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which the value of any Incentive Awards that may be made or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan.  The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and dispersing payments hereunder.  The Company’s determinations, interpretations, regulations and calculations shall be final and binding on all persons and parties concerned.  The Chief Executive Officer of the Company shall be the agent of the Plan for the service of legal process in accordance with Section 502 of the Employee Retirement Income Security Act of 1974, as amended.

Section 9.3                                      Operation of Plan and Claims Procedures.  The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.  The Company shall be responsible for the expenses incurred in the administration of the Plan.  The Company shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan.  The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.  The procedures for filing claims for payments under the Plan are described below.  For claims procedures purposes, the “Claims Manager” shall be the Company.

(a)                                  It is the intent of the Company to make Incentive Awards under the Plan without the Participant having to complete or submit any claims forms.  However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for such payment in writing to the Company.  Any claim must be made by the Participant or his or her beneficiary in writing and state the claimant’s name and the nature of the payment to be made under the Plan on a form acceptable to the Company.  If for any reason a claim under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions under the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant.  For this purpose:  (i) the claimant’s claim shall be deemed to be filed when presented in writing to the Claims Manager and (ii) the Claims Manager’s explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

(b)                                 The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial.  For such review, the claimant or the claimant’s representative may review pertinent documents and submit written issues and comments.

(c)                                  The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant’s request for review of the claimant’s claim.  The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based.  If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.  In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 9.3.

Section 9.4                                      Participant’s Address.  Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary.  The Company shall not be obligated to search for any person.  If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant’s benefits payable under this Plan may be made, payment may be made as though the Participant had died at the end of the three-year period.  If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefits shall be irrevocably forfeited.

Section 9.5                                      Liability.  Notwithstanding any of the provisions of the Plan to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.1                                No Employment Rights.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

Section 10.2                                No Stock Rights.  Except for payments under Sections 6.5 and 6.6, no Participant shall be entitled to any voting rights, to receive any dividends or other distribution, with respect to the Phantom Stock.

Section 10.3                                Unfunded and Unsecured.  The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder.  Any funds with respect to payment to be made hereunder shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company’s bankruptcy (when the Company is involved in a pending proceeding under the Federal Bankruptcy Code) or insolvency (when the Company is unable to pay its debts as they mature).  No Participant or any other person shall have any interests in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any general unsecured creditor of the Company.  The Plan constitutes a mere promise by the Company to make payments to the Participants in the future.  Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in any trust or the assets of the Company will be sufficient to pay any benefit hereunder.  Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

Section 10.4                                Plan Provisions.  Except when otherwise required by the context, any singular terminology shall include the plural.

Section 10.5                                Severability.  If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 10.6                                Applicable Law.  To the extent not preempted by the laws of the United States, the laws of the State of Minnesota shall apply with respect to this Plan.

Section 10.7                                Authority of CEO.  Except in cases where the responsibilities are reserved to the Board under this Plan, the Chief Executive Officer of the Company (or his designee) may act on behalf of the Company under this Plan.

ARTICLE 11

AMENDMENT

The Company reserves the power to alter, amend or wholly revise or terminate the Plan at any time and from time to time by the action of the Board and the interest of each Participant is subject to the powers so reserved.  An amendment shall be authorized by the Board and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board.  After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby.  No amendment to the Plan may alter, impair, or reduce the benefits of a Participant that are vested under the Plan prior to the effective date of such amendment without the written consent of the affected Participant.  Notwithstanding the foregoing, the Company expressly reserves the right to amend the Plan to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder without the consent of any Participant.

ARTICLE 12

TERMINATION OF PLAN

The Company may at any time terminate the Plan by action of the Board.  No further Incentive Awards will be granted after the date of termination of the Plan.  The termination of the Plan shall not alter, impair, or reduce the benefits of a Participant that are awarded prior to the effective date of such termination, without the written consent of the affected Participant.

Dated as of the 24th day of August, 2005.

AMERICAN CRYSTAL SUGAR COMPANY

By:	/s/ G. Terry Stadstad
Title:	Chairman of the Board